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                                                                     EXHIBIT 23

                      [LETTERHEAD OF COOPERS & LYBRAND]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Meadowbrook Insurance Group, Inc. on Form S-8 of our report dated March 19, 1998, on our audits of the consolidated financial statements and financial statement schedule of Meadowbrook Insurance Group, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report was incorporated by reference in this Annual Report on Form 10-K.

COOPERS & LYBRAND LLP

Detroit, Michigan
March 30, 1998